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                                     [LOGO]

                                     FORM OF

                           LOAN AND SECURITY AGREEMENT

     Loan and Security Agreement made this 28th day of December, 1999, by and between Entertainment Boulevard Inc., a Nevada corporation (the "Company"), and _______, an individual (the "Investor").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to borrow certain amounts from the Investor and the Investor desires to make a loan (the "Loan") to the Company;

     NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, the parties hereby agree as follows:

     1. LOAN. The Investor hereby lends to the Company the aggregate principal amount of $100,000. The Loan shall be evidenced by a bridge note (the "Note") in the form attached hereto as Exhibit A, shall bear interest at the rate of 10% per annum and shall be due and payable 90 days from the date of funding, or earlier as provided in the Note. In consideration for such Loan, the Company will pay the Investor and/or its designee 40,000 warrants to purchase the common stock of the Company at an exercise price of $1.00 per share (the "Payment Warrants"). The common stock

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underlying the Payment Warrants will be registered immediately with the
Securities and Exchange Commission.

     2. CONDITIONS TO LOAN. The obligation of the Investor to make the Loan is subject to the conditions that the following shall have occurred prior to or concurrently with the Loan:

          (a) Stephen Brown, the Company's Chief Executive Officer and President, shall have granted to the Investor, from his personal warrant holdings, a valid security interest in 200,000 warrants to purchase the Company's common stock with an exercise price of $1 pursuant to this agreement dated the date hereof.

          (b) The Company agrees to Register the common stock underlying the Payment Warrants in a time-frame, which shall be reasonably acceptable to the Investor.

     3. GRANT OF SECURITY INTEREST. Stephen Brown, the Company's Chief Executive Officer and President, hereby grants to the Investor all of the right, title, and interest in and to 200,000 warrants to purchase the Company's common stock with an exercise price of $1 from his personal assets. Until such time as there is an Event of Default, the Investor will not pursue the collateral described in this Section 3.

     4. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Investor as follows:

          4.1. The issuance of the Note and the Payment Warrants pursuant to the provisions of this Agreement has been duly and validly authorized. No approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency which has not been obtained will be required by the Company for the issuance of the Note or the Payment Warrants,

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as contemplated by this Agreement. When the Payment Warrants are exercised, the common stock underlying the Payment Warrants will be duly and validly issued and will be free and clear of any liens or encumbrances created by the Company.

          4.2 The Company has the full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the Note by the Company have been duly authorized by all necessary corporate action. This Agreement and the Note constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

          4.3 Neither the issuance of the Note, the Payment Warrants, the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice of lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any agreement, document, lease or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company, or (ii) subject to the listing approval requirements of the OTC Stock Market, require the consent which has not been obtained of any other person or entity under any agreement, lease, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

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          4.4 The security interest in 200,000 warrants to purchase the
Company's common stock with an exercise price of $1.00 from Stephen Brown's personal assets (the "Asset") granted pursuant to Section 3 hereto constitutes a valid security interest in the Asset.

     5. REPRESENTATIONS OF THE INVESTOR. The Investor understands that the common stock underlying the Payment Warrants has not been registered under the Securities Act of 1933 (the "Securities Act"). The Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Investor is acquiring the Payment Warrants for his own account and not with a present view to, or for sale in connection with, any distribution in violation of the Securities Act. The Investor acknowledges that a restrictive legend will be placed on the common stock underlying the Payment Warrants until the shares are registered under the Securities Act.

     6. COVENANTS OF THE COMPANY. The Company covenants with the Investor as follows:

          (a) The proceeds of the Loan will be used for working capital and general corporate purposes.

     7. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the closing of the Loan and any investigation at any time made by the Investor or on his behalf.

     8. MISCELLANEOUS PROVISIONS.

          8.1. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without giving any effect to principles of conflicts of laws.

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          8.2. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

     To the Company:

               Entertainment Boulevard, Inc.
               4502 Del Rey Avenue
               Suite 108
               Marina Del Rey, California 90292
               Attn: Stephen Brown

     To the Investor:

               [Investor Name]
               [Investor Address]

provided, however, that any notice of change of address shall be effective only upon receipt.

          8.3. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and the successors and assigns of the Investor. The Company may not assign this Agreement without the prior written consent of the Investor. The Investor may assign all or any part of his rights and obligations hereunder to any affiliate of the Investor, without the consent of the Company.

          8.4. This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company or the Investor may take any action herein prohibited or omit to take action herein required to be performed by it or him, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company or the Investor has obtained the written consent of the other party to this Agreement.

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          8.5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          8.6. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                       ENTERTAINMENT BOULEVARD, INC.

                                       ----------------------------------------
                                       By:    Stephen Brown
                                       Title: Chairman of the Board

                                       [Investor Name]

                                       ----------------------------------------
                                       By:    [Investor Name]
                                       Title: Investor


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EXHIBIT A

                                     [LOGO]

                                     FORM OF

                               SECURED BRIDGE NOTE

$100,000                                                      December 28, 1999


     FOR VALUE RECEIVED, Entertainment Boulevard, Inc. (the "Maker"), hereby promises to pay to the order of [Investor Name]. (the "Payee"), [Investor address] or at such other place as the Payee may designate in writing, in lawful money of the United States of America, the principal sum of one hundred thousand dollars ($100,000) together with interest from the date hereof at the rate of 10% per annum, computed on the basis of a 360-day year of twelve 30-day months. The principal of this Note shall be payable in full 90 days from the date hereof. Interest shall accrue from the date hereof and shall be paid when the principal amount of this Note has been paid in full.

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note: (i) the failure to pay principal of or interest on this Note as and when due; (ii) any representation or warranty of the Maker contained in the Loan and Security Agreement dated as of the date hereof between the Maker and the Payee shall not be true and correct in all material respects and the same shall not be cured within 30 days after written notice thereof by the Payee to the Maker or the Maker shall have breached any covenant contained in the Loan and Security Agreement and such

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breach shall not be cured within 30 days; (iii) a proceeding being filed or commenced against the Maker for bankruptcy, dissolution or liquidation which shall not be dismissed within 60 days, or the Maker voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (iv) the Maker filing a petition under bankruptcy, insolvency or debtor's relief law or making an assignment for the benefit of creditors; or (v) the appointment of a custodian, trustee, liquidator or receiver for any of the property of the Maker, which shall not be dismissed, released or vacated within 60 days.

     The Maker agrees that in an Event of Default under this Note, then all or any part of the unpaid principal balance of and interest on this Note shall immediately become due and payable without notice or demand. If an Event of Default occurs, the Maker agrees to pay to the holder all reasonable expenses incurred by the holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

     Failure of the Payee hereof to assert any right contained herein will not be deemed to be a waiver thereof.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

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     The Maker hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note may be prepaid in whole or in part at any time and from time to time without premium. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

     This Note is secured pursuant to the terms of the Loan and Security Agreement.

     This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving any effect to principles of conflicts of laws. This Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of Payee.

                                 ENTERTAINMENT BOULEVARD, INC.

                                 ----------------------------------------------
                                 By:    Stephen Brown
                                 Title: Chairman of the Board
                                        Chief Executive Officer


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